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Exhibit (11)-Statement Re: Computation of Loss Per Share

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                                                           Three months ended                         Six months ended
                                                              September 30                              September 30
                                                        1997                 1996                1997                   1996
                                                   ----------------     ---------------     ----------------       ---------------
                                                   (in thousands, except per share data)    (in thousands, except per share data)
Primary and Fully Diluted:

Average shares outstanding                                   7,195               7,351                7,268                 7,351

Average treasury shares outstanding                             (4)                (32)                 (54)                  (32)

Net effect of dilutive stock options-based on
   the treasury stock method using average
   market price                                                  -                   -                    -                     -
                                                   ----------------     ---------------     ----------------       ---------------

Totals                                                       7,191               7,319                7,214                 7,319
                                                   ================     ===============     ================       ===============

Net loss                                                   $  (863)            $  (269)             $(1,587)              $  (362)
                                                   ================     ===============     ================       ===============

Per share amount                                           $ (0.12)            $ (0.04)             $ (0.22)              $ (0.05)
                                                   ================     ===============     ================       ===============

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